UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 6, 2004

SBA COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-30110	65-0716501
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip code)

(561) 995-7670

(Registrant’s telephone number, including area code)

Item 5. Other Events

On May 6, 2004, SBA Communications Corporation (the “Company”) issued a press release announcing, among other things, that as a result of the Company’s periodic review of the services business segment, its strategic benefits and minimum profitability targets, the Company has decided to sell its services business in the western portion of the United States. A copy of the press release is attached as Exhibit 99.1.

Item 12. Results of Operations and Financial Condition

On May 6, 2004, the Company issued a press release announcing its financial and operational results for the first quarter ended March 31, 2004 and updating its guidance for 2004. A copy of the press release is attached as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2004	/s/ John F. Fiedor
John F. Fiedor
Chief Accounting Officer